SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                    --------
                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 January 2, 2004
                        ---------------------------------
                        (Date of Earliest Event Reported)

                           QUINTEK TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)

                             537 CONSTITUTION AVENUE
                                     SUITE B
                           CAMARILLO, CALIFORNIA 93012
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                 (805) 383-3914
                         -------------------------------
                         (Registrant's Telephone Number)

       CALIFORNIA                      0-29719                77-0505346
----------------------------      ----------------        -------------------
(State or other jurisdiction      (Commission File          (IRS Employer
     of incorporation)                Number)             Identification No.)



ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On January 2, 2004, our Board of Directors repealed the Company's existing bylaws and adopted an entire new set of bylaws ("2004 Bylaws"), replacing the previous bylaws.

         The current Company bylaws are deemed by management to be so deficient and ineffective as tools for corporate governance in comparison to the 2004 Bylaws. The 2004 Bylaws, unlike the current Bylaws, provide a much more detailed description of procedures and policies needed to govern a publicly held company with many shareholders and an active board of directors in accordance with California corporation laws and federal securities laws. Additionally, the 2004 Bylaws also provide procedures and a framework for governance by committees as prescribed by federal securities laws for publicly held companies.

         Major differences between the previous bylaws and the 2004 Bylaws include:

(A) The previous Bylaws provide for an annual meeting only on January 14 each year, and the 2004 Bylaws provide for an annual meeting when designated by the board of directors; (B) the previous Bylaws provide for shareholder action by consent in writing only by all of the shareholders entitled to vote, and the 2004 Bylaws provide for shareholder action by consent in writing by a majority of the shareholders entitled to vote; and (C) the previous Bylaws provide that the number of directors shall be fixed by the board of directors (but shall not be less than one) and shall be for a term of three years unless designated otherwise by majority vote of the board of directors; the 2004 Bylaws provide that the number of directors shall be from two to nine as determined by the board of directors, and each director shall serve until his successor shall be elected and qualified at the next annual meeting.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits.

                    Exhibit 3.1.1    New Bylaws Adopted as of January 2, 2004



                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    QUINTEK TECHNOLOGIES, INC.


                                    BY: /s/ ROBERT STEELE, PRESIDENT
                                       -----------------------------------
                                            ROBERT STEELE


DATE: January 12, 2004








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